EXHIBIT 99.1

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (“Agreement”) is made and entered into by and between Michael Terry (“Employee”) and Sequenom, Inc. (“the Company”) as of the Effective Date of this Agreement, as defined in paragraph 9 below.

WHEREAS, the Company wishes to provide Employee with certain benefits in consideration of Employee’s service to the Company and the promises and covenants of Employee as contained herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1. SEVERANCE PAYMENT AND CONSULTING. On July 25, 2005 (“Separation Date”), Employee shall cease to be an employee or officer of the Company for all purposes. In return for executing this Agreement, Employee will receive six (6) months of Employee’s base salary, subject to standard payroll deductions and withholdings. Employee will remain on Salary Continuation and payments will be made on normal Sequenom pay dates. Should employee begin employment with a third party (“New Employer”) prior to the expiration of the six (6) month severance payment period, the Company’s obligation to make severance payments to employee shall terminate as of the date of employee’s employment with New Employer. In consideration for the severance payment provided to employee under this Agreement, employee agrees to be available and to provide reasonable consulting services to the Company, as needed or requested by the Company, related to the Company’s sales and marketing efforts and including customer and prospect account information and sales strategies related to customers and prospects. Such consulting services shall be provided during the period in which severance payments are made and such obligation on the part of employee shall cease upon the last severance payment.

2. ACCRUED SALARY AND PAID TIME OFF. On the Separation Date, the Company will pay Employee all accrued salary, and all accrued and unused vacation, subject to standard payroll deductions and withholdings. Employee is entitled to these payments regardless of whether or not Employee signs this Agreement.

3. HEALTH INSURANCE. To the extent permitted by law and by the Company’s current group health insurance policies, after the Separation Date, Employee will be eligible to continue receiving health insurance benefits under the federal or state COBRA law at Employee’s own expense and later to convert to an individual policy if desired. As part of the Severance package, the Company will pay for the Employee’s COBRA benefits through January, 31 2006 or until employee begins employment with a New Employer that provides comparable health insurance benefits, whichever is earlier. Employee will be provided with a separate notice regarding COBRA benefits.

4. STOCK OPTIONS. Pursuant to the Company’s Stock Incentive Plan (the “Plan”), vesting of Employee’s stock options will cease on the Separation Date. Employee’s rights to exercise Employee’s option as to any vested shares will be as set forth in the Plan.

5. OTHER BENEFITS. Except as expressly provided herein, Employee acknowledges that Employee will not receive (and is not entitled to receive) any additional compensation or benefits.

6. RETURN OF COMPANY PROPERTY. Effective immediately, on the Separation Date, Employee will return to the Company all Company documents (and all copies thereof) and other Company property and materials in Employee’s possession, or control, including, but not limited to, Company files, notes, memoranda, correspondence, lists, drawings, records, plans and forecasts, financial information, personnel information, customer and customer prospect information, sales and marketing information, product development and pricing information, specifications, computer-recorded information, tangible property, equipment, credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

7. PROPRIETARY INFORMATION OBLIGATIONS. Employee acknowledges that Employee’s Proprietary Information and Inventions Agreement, shall continue to apply after the Separation Date, and Employee agrees to comply with Employee’s Proprietary Information and Inventions Agreement in all respects.

8. EMPLOYEE’S RELEASE OF CLAIMS. Except as otherwise set forth in this Agreement, in exchange for the consideration provided to Employee by this Agreement that Employee is not otherwise entitled to receive, Employee hereby generally and completely releases the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, Affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to Employee signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to Employee’s employment with the Company or the termination of that employment; (2) all claims related to Employee’s compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended).

9. ADEA WAIVER. Employee acknowledges that Employee knowingly and voluntarily waives and releases any rights Employee may have under the ADEA, as amended. Employee also acknowledges that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing, as required by the ADEA, that: (a) Employee’s waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) Employee should consult with an attorney prior to executing this Agreement; (c) Employee has twenty-one (21) days to consider this Agreement (although Employee may choose to voluntarily execute this Agreement earlier); (d) Employee has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by Employee, provided that the Company has also executed this Agreement by that date (“Effective Date”).

10. SECTION 1542 WAIVER. Employee acknowledges reading and understanding Section 1542 of the Civil Code of the State of California:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown and unsuspected claims granted in this Agreement.

11. ENTIRE AGREEMENT. This Agreement, including all exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between Employee and the Company with regard to the subject matter hereof. It supersedes any and all agreements entered into by and between Employee and the Company where such other agreement may conflict with this agreement. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Employee and a duly authorized officer of the Company. The parties have carefully read this Agreement, have been afforded the opportunity to be advised of its meaning and consequences by their respective attorneys, and signed the same of their own free will.

12. MISCELLANEOUS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. If an arbitrator or court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired, the invalid or unenforceable term or provision shall be modified or replaced so as to render it valid and enforceable in a manner which represents the parties’ intention with respect to the invalid or unenforceable term or provision insofar as possible. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:

EMPLOYEE

/s/ MICHAEL TERRY
Michael Terry Date: August 15, 2005

Sequenom, Inc.

By:	/s/ Harry Stylli
Harry Stylli Chief Executive Officer Date: August 15, 2005